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                                                                EXHIBIT 10.1(bd)

                                    AMENDMENT
                                     TO THE
                SAUER DANFOSS INC. 1998 LONG-TERM INCENTIVE PLAN

         1. Paragraph 16.1 of Article 16 of the Sauer-Danfoss Inc. 1998 Long-Term Incentive Plan (the "Plan") provides that the Plan may be amended by action of the Board of Directors of Sauer-Danfoss Inc. (the "Company"). In accordance with the provisions of that paragraph and pursuant to resolutions duly adopted by the Board of Directors of the Corporation, the Plan is hereby amended as follows:

          (a) The existing subparagraph (c) of paragraph 2.5 of Article 2. Definitions is deleted in its entirety and new subparagraphs (c) and (d) of said paragraph 2.5 of Article 2. are added to read as follows:

               "(c) The stockholders of the Company approve a plan of complete liquidation of the Company; or

               (d) The consummation of: (i) the sale or disposition of all or substantially all of the Company's assets; or (ii) a merger, consolidation, or reorganization of the Company with or involving any other corporation or entity, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization."

         2. The changes made by this Amendment shall not apply to any Award (as defined in the Plan) outstanding under the Plan prior to the date this Amendment was adopted by the Board of Directors of the Company.

                    The above Amendment was duly adopted by resolutions passed by the Board of Directors of the Company at its meeting held on December 4, 2002


                    -----------------------------------
                    Kenneth D. McCuskey, Secretary of
                    the Company